Exhibit 5.1

[LETTERHEAD OF HOGAN & HARTSON L.L.P.]

June 19, 2001

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
c/o Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606

Ladies and Gentlemen:

      We are acting as counsel to EOP Operating Limited Partnership, a Delaware limited partnership (the “Partnership”) and Equity Office Properties Trust, a Maryland real estate investment trust (the “Trust”), in connection with their registration statement on Form S-3 (the “Registration Statement”), relating to the proposed public offering by the Partnership of up to $4,000,000,000 in aggregate amount of one or more series of unsecured debt securities (the “Debt Securities”), with respect to which the Trust may fully and unconditionally guarantee payment of principal and interest (the “Guarantees”), or warrants exercisable for Debt Securities (the “Warrants” and, together with the Debt Securities and the Guarantees, the “Securities”), all of which Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

      For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Certificate of Limited Partnership of the Partnership, as amended, as certified on the date hereof by the Secretary of the Trust as being complete, accurate, and in effect.

3.	The Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, dated as of June 19, 2000, as certified

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 19, 2001

on the date hereof by the Secretary of the Trust as being complete, accurate, and in effect (the “Partnership Agreement”).

4.	The Declaration of Trust of the Trust, as amended, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect (the “Declaration of Trust”).

5.	The Bylaws of the Trust, as amended, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect (the “Bylaws”).

6.	The Indenture (the “Original Indenture”), dated as of August 29, 2000, between the Partnership and U.S. Bank Trust National Association (the “Trustee”).

7.	The Supplemental Indenture, dated as of June 18, 2001, among the Partnership, the Trust and the Trustee (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).

8.	Resolutions of the Board of Trustees of the Trust, on behalf of the Trust and in the Trust’s capacity as general partner of the Partnership, adopted at a meeting held on July 19, 2000 and adopted by unanimous written consent dated March 28, 2001, in each case, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect, relating to the filing by the Partnership and the Trust of the Registration Statement and related matters.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Trustees of the Trust, as the general partner of the Partnership, consistent with the procedures and terms

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 19, 2001

described in the Registration Statement (each, a “Board Action”) and in accordance with the Partnership’s Partnership Agreement and applicable Delaware law, (ii) any Guarantees will be duly authorized and established by proper action of the Board of Trustees of the Trust, on behalf of the Trust, consistent with the procedures and terms described in the Registration Statement (each, a “Trust Board Action”) and in accordance with the Trust’s Declaration of Trust and Bylaws and applicable Maryland law, (iii) any Debt Securities and Guarantees will be issued pursuant to the Indenture, and (iv) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Partnership and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).

      This opinion letter is based as to matters of law solely on (i) with respect to the Debt Securities and Warrants, the Delaware Revised Uniform Limited Partnership Act, as amended, (ii) with respect to the Guarantees, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended, and (iii) the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended”, “Maryland General Corporation Law, as amended” and “Delaware Revised Uniform Limited Partnership Act, as amended” include the applicable statutory provisions contained therein, all applicable provisions of the Maryland and Delaware Constitutions, as applicable, and reported judicial decisions interpreting these laws.

      Based upon, subject to and limited by the foregoing, we are of the opinion that:

      (a) When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), (ii) by applicable Board Action, the issuance of any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and (iii) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms of such Board Action, any applicable

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 19, 2001

underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability, and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity).

      (b) When (i) the Registration Statement has become effective under the Act, (ii) a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has been duly authorized by applicable Board Action and delivered by the Partnership and the Warrant Agent named therein, (iii) Warrants conforming to the requirements of the related Warrant Agreement have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Partnership, entitled to the benefits of any applicable Warrant Agreement and enforceable against the Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability, and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (c) When (i) the Registration Statement has become effective under the Act, (ii) by applicable Board Action and Trust Board Action, the issuance of Guarantees with respect to any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 19, 2001

Indenture, (iii) such Guarantees have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Partnership and the Trust against payment therefor in accordance with the terms of such Board Action and Trust Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Guarantees will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability, and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity).

      To the extent that the obligations of the Partnership or the Trust under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed, and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      To the extent that the obligations of the Partnership or the Trust under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed, and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
June 19, 2001

regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

      The opinions expressed in Paragraphs (a), (b) and (c) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown, and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (a), (b) and (c), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

      This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P. HOGAN & HARTSON L.L.P.